UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2015

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Operating Officer; Transition Agreement

On April 21, 2015 (the “Transition Date”), HomeAway, Inc. (the “Company”) and Brent Bellm, entered into a Transition Agreement (the “Transition Agreement”) to voluntarily and mutually end Mr. Bellm’s employment with the Company effective as of June 15, 2015 (the “Separation Date,” and the period of time between the Transition Date and the Separation Date shall be referred to as the “Transition Period”). The Transition Agreement will become effective on April 29, 2015 (the “Effective Date”) unless revoked by Mr. Bellm prior to such date. The Transition Agreement provides for Mr. Bellm’s resignation as the President and Chief Operating Officer of the Company on the Effective Date and the orderly transition of Mr. Bellm’s responsibilities and provides, among other things, that:

•	During the Transition Period, the Company will continue to pay Mr. Bellm’s current base salary at a rate of $400,365.12 per year, subject to required withholding.

•	Subject to certain conditions, the Company will (i) pay Mr. Bellm a lump sum equivalent to nine (9) months of Mr. Bellm’s base salary, for a total of $300,273.84, less applicable withholding, (ii) reimburse Mr. Bellm for COBRA coverage for up to six (6) months following the Separation Date, (iii) accelerate vesting of Mr. Bellm’s equity awards by six (6) months following the Separation Date; and (iv) extend Mr. Bellm’s exercise period for all of his stock option equity awards to March 31, 2016.

•	If within 90 days following the Separation Date the Company experiences a Change of Control (as defined in the Company’s 2011 Equity Incentive Plan), then the Company will (i) pay Mr. Bellm an additional lump sum cash payment equal to three (3) months of Mr. Bellm’s base salary, for a total of $100,091.28, less applicable withholding; and (ii) accelerate vesting of 100% of Mr. Bellm’s equity awards which are in existence as of April 29, 2015 and which remain unvested.

The foregoing description of the Transition Agreement is summary in nature and is qualified in its entirety by the text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated into this Item 5.02 by reference.

Appointment of President

On April 22, 2015, the Board of Directors of the Company (the “Board”) appointed Brian H. Sharples as President of the Company effective upon Mr. Bellm’s resignation as President. Mr. Sharples, age 54, is one of our Co-Founders and has served as our Chief Executive Officer since our inception in April 2004 and has served as Chairman of the Board since March 2011. He previously served as our President from April 2004 until May 2014, when Mr. Bellm was appointed President.

In March 2011, we entered into an amended and restated investors’ rights agreement with certain of our stockholders, including individuals and entities affiliated with Mr. Sharples, which grants such stockholders certain registration rights with respect to shares of our common stock.

There are no family relationships between Mr. Sharples and any director or executive officer of the Company.

Appointment of Chief Operating Officer

On April 22, 2015, the Board appointed Thomas E. Hale as Chief Operating Officer of the Company upon Mr. Bellm’s resignation as Chief Operating Officer. Mr. Hale, age 46, has served as our Chief Product Officer since June 2010. Prior to joining us, Mr. Hale served as Chief Product Officer of Linden Research, Inc., an online game and virtual community provider, from October 2008 to May 2010.

There are no family relationships between Mr. Hale and any director or executive officer of the Company.

Resignation of Chief Strategy Officer

On April 21, 2015, Carl G. Shepherd resigned as Chief Strategy Officer of the Company, effective as of a date to be determined later. Mr. Shepherd will continue to serve as member of the Board.

Executive Compensation Changes

On April 21, 2015, the Compensation Committee (the “Committee”) of the Board approved changes effective as of April 1, 2015 to the base salaries for the Company’s principal executive officer, principal financial officer and other executive officers as set forth in the table below. The Committee also approved the grant of equity based incentives to the same executive officers, with an effective date of grant of May 1, 2015. The grants were made pursuant to the Company’s 2011 Equity Incentive Plan and its related agreements, copies of which have been filed with the Securities and Exchange Commission. The changes to compensation for Thomas Hale included increases as a result of his promotion from Chief Product Officer to Chief Operating Officer, which promotion the Board of Directors of the Company approved effective as of the date of Mr. Bellm’s resignation as Chief Operating Officer. In addition, in connection with Mr. Shepherd’s resignation, his base salary and bonus target did not change and he was not awarded any stock options or restricted stock.

The Committee also approved the 2015 Executive Performance Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. Pursuant to the Bonus Plan, the target bonus percentage for each of the named executive officers was set as provided in the table below. The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan. The Bonus Plan is filed as Exhibit 10.2 to this report and is incorporated into this Item 5.02 by reference.

Officer	Title	Base Salary		Target Bonus(1)	Stock Options(2)	Restricted Stock(3)
Brian Sharples	Chief Executive Officer and Chairman	$543,711		100%	194,119	110,648
Lynn Atchison	Chief Financial Officer	$370,000		60%	50,640	28,865
Brent Bellm	President & Chief Operating Officer	$400,365		85%	0	0
Mariano Dima	Chief Marketing Officer	$398,610	(4)	60%	70,896	40,411
Thomas Hale	Chief Product Officer	$375,000		60%	70,896	40,411

(1)	The target bonus is a percentage of base salary.
(2)	All options granted have an exercise price equal to the closing price per share of the Company’s common stock on the effective date of grant. Six and one quarter percent (6.25%) of each stock option grant will vest three months after the effective date of grant, with the remainder vesting ratably over the next 45 months, subject to continued service through each vesting date. The effective date of grant is May 1, 2015.
(3)	One-fourth of each restricted stock grant will vest on the first anniversary of the effective date of grant, with equal amounts vesting annually for the next three years, subject to continued service through each vesting date.
(4)	Mr. Dima’s base salary will paid in pounds sterling but is reflected in the table in dollars using an exchange rate of 1.6448.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated April 21, 2015, by and among HomeAway, Inc. and Brent Bellm.

10.2	2015 Executive Officer Performance Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: April 23, 2015	By:	/s/ Melissa Frugé
Melissa Frugé Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, dated April 21, 2015, by and among HomeAway, Inc. and Brent Bellm.

10.2	2015 Executive Officer Performance Bonus Plan.